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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

        The undersigned director of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Lawrence W. Kellner, Jeffery A. Smisek and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-4 relating to the Continental Airlines Pass Through Certificates, Series 1996-2 (the "Registration Statement"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.


                                             /s/   Lloyd M. Bentsen
                                             ------------------------
                                                Lloyd M. Bentsen


                                Dated and effective as of September 16, 1996